EXHIBIT 99.1
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LaSalle Hotel Properties
4800 Montgomery Lane, Suite M25
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com


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Contact:   Raymond Martz, Vice President of Finance & Investor Relations
           --Bethesda +301/941-1516



        LA SALLE HOTEL PROPERTIES ANNOUNCES OMAHA MARRIOTT SALE
                299-Room Hotel Sells for $28.5 Million

     BETHESDA, MD, SEPTEMBER 15, 2004 -- LaSalle Hotel Properties
(NYSE: LHO) today announced the sale of the 299-room Omaha Marriott for $28.5 million. The cash received will be used to reduce the Company's existing debt to approximately $278 million.

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns interests in 18 upscale and luxury full-service hotels, totaling approximately 6,100 guest rooms in 13 markets in 10 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, and the Kimpton Hotel & Restaurant Group, LLC.



Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are listed in the Company's
Form 10-K for the year ended December 31, 2003 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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CONTACTS:
--------

     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
           - 301/941-1500

     Raymond Martz, VP Finance, LaSalle Hotel Properties
           - 301/941-1516


         For additional information, please visit our web site
                    at http://www.lasallehotels.com